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                                                                     EXHIBIT 4.3


                            BLUE RHINO CORPORATION
                              FIRST AMENDMENT TO
              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


     THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Amendment") is dated as of September 7, 1999 by and among BLUE RHINO CORPORATION, a Delaware corporation (the "Corporation"), the Persons listed on Schedule 1 attached hereto  who are showing on the records of the
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Corporation as holders of Registrable Shares as of the date of the amendment and
restatement of this Agreement (collectively, the "Purchasers").   This Amendment
amends that certain Registration Rights Agreement dated December 1, 1994, as amended and restated by that certain Amended and Restated Registration Rights Agreement dated March 1, 1997.

                                   RECITALS:

     A. Purchasers are the record holders of unregistered shares of the Corporation's Common Stock which are Registrable Shares subject to the Agreement and which were issued upon the conversion of the Corporation's Series A Convertible Participating Preferred Stock (the "Series A Preferred Shares"), the Common Shares and Old Warrants in connection with the Corporation's initial public offering in May 1998.

     B. The Corporation and Purchasers deem it desirable to enter into this Amendment.


                                  AGREEMENTS

     In consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Definitions.   The definition of "Registrable Securities" is hereby
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amended as follows:

     "Registrable Shares" means at any time (i) any shares of Common Stock then outstanding which were issued upon conversion of the Securities; (ii) any shares of Common Stock then issuable upon conversion or exercise of the then outstanding Securities; (iii) the Common Shares; (iv) the September 1999 Common Shares (v) any shares of Common Stock then outstanding which were issued as, or were issued directly or indirectly upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect or in replacement of any shares referred to in (i), (ii), (iii) or (iv); and (v) any shares of Common Stock then issuable directly or indirectly upon the conversion or exercise of other securities which were issued as a dividend or other distribution with respect to or in replacement of any shares referred to in (i),
(ii), (iii) or (iv); provided, however, that Registrable Shares shall not include any shares which have been registered pursuant to the Securities Act, which have been sold to the public pursuant to Rule 144 of the Commission under the Securities Act ("Rule 144"), for which certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or which have been issued via book entry format, without restrictions and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force or the filing of any notice with the Commission under Rule
144. For purposes of this Agreement, a person will be deemed to be a holder of Registrable Shares whenever such person has the then-existing right to acquire such Registrable Shares (by conversion or otherwise), whether or not such acquisition actually has been effected.

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     2.   Section 10.4 is amended and restated in its entirety to read as follows:



     10.4 Successors and Assigns.  Except as otherwise expressly provided
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herein, all covenants and, agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Purchasers or holders of Registrable Shares are also for the benefit of, and enforceable by, any subsequent holders of such Registrable Shares. Notwithstanding anything to the contrary, no assignee of a Purchaser shall be deemed to be a holder of Registrable Shares unless such assignee notifies the Company in writing of such assignment and the number of Registrable Shares held by such assignee and agrees to be bound by the terms of this Agreement.

     3. All other terms of the Amended and Restated Registration Rights Agreement remain unchanged and in full force and effect.

     The parties hereto have executed this Amendment on the date first set forth above.


                              BLUE RHINO CORPORATION


                              By: /s/ Billy Prim
                                 _____________________________________
                                 Billy Prim, Chief Executive Officer


                              Billy D. Prim, not personally but as attorney in fact for the persons listed on Exhibit A hereto pursuant to the Consent executed by the holders of over 51% of the Registrable Shares consenting to this Agreement.


                               /s/ Billy D. Prim
                              ________________________________________
                              Billy D. Prim, Attorney in Fact


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